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EXHIBIT 10.13

LEASE FOR 7851 SOUTH ELATI STREET

    THIS LEASE, is made and entered into this 4th day of June 1998 by and between Burger Investments F.L.P. (hereinafter "Landlord") and Advanced Software Technologies, Inc. (hereinafter "tenant").

    WITNESSETH, that for an in consideration of the Payment of rent and the keeping end performance of the covenants and agreements by tenant as hereinafter set forth, Landlord hereby leases unto tenant the following described premises, situated in the City of Littleton, Arapahoe County, Colorado (hereinafter "the premises"), to wit: Suite 102 7851 South Elati Street, Littleton, Colorado 80120.

    Said premises containing 13,200 sq. ft., more or less, constituting 45.00% percent of the building (tenants proportionate share).

    TO HAVE AND TO HOLD the same with all appurtenances from 12:00 Noon of the 1st day of September, 1998 until 12:00 Noon of the 31st day of August; 2003 upon the following terms and conditions, to wit:

    1.  BASE RENT.

    The rent for the full term aforesaid shall be $1,132,560.00 payable in monthly installments of $18,150.00 for the first 36 month period beginning September 1st, 1998 through August 31st, 2001. Beginning September 1st, 2001 through August 31st, 2003, the monthly rent shall be $19,965.00 the last 24 month period. Said monthly rental shall be payable in advance, on or before 12:00 Noon, on the first day of each calendar month during said term to Landlord's agent personally or at such address as Landlord may designate from time to time.

    2.  DELINQUENT RENT.

    In the event the rent (including any additional rent due hereunder) is not paid on or before the fifth day of the month when due, an amount equal to ten percent of that month's rent shall be added to such rent and shall be considered additional rent hereunder. The addition of such amount and the collection thereof shall not operate to waive any other rights of Landlord hereunder for nonpayment of rent or for any other reason. All costs, charges and expenses which tenant assumes, agrees or is obligated to pay to Landlord pursuant to this Lease shall be deemed additional rent, and, in the event of nonpayment Landlord shall have all the rights and remedies with respect thereto as is herein provided for in case of nonpayment of rent Tenant covenants to pay the rent, additional rent and adjustment of rent as in this Lease provided, when due.

    3.  ADDITIONAL RENT.

    Tenant shall pay Landlord as additional rent those charges in respect to Prorated Operating Costs increases determined as set forth in Section 4 and other sums as are required to be paid by Tenant under this Lease. Any such charges or sums shall be deemed to be rent and shall be payable in the manner provided and recoverable as rent, and Landlord shall have all rights specified in this Lease against tenant for default in payments thereof as in the case of arrears of rent.

    4.  PRORATED OPERATING COSTS.

        (a) If, in any calendar year during the term of this Lease (or any extension thereof), the Prorated Operating Costs (as herein defined) paid or incurred by Landlord shall be higher than such costs for the year 1999 (Base Year), the rent shall be increased by tenant's proportionate share of such increase. The "Prorated Operating Costs" as used herein shall be defined as set forth in Section 4(b), below. The Base Year cost figure shall be established by taking the actual Prorated Operating Costs for 1999 and multiplying by a fraction the denominator of which is the total square feet in the building multiplied by 365 and the numerator of which is the sum of the products of the square feet actually occupied under each lease multiplied by the number of days of occupancy for the year under the lease.

        (b) Prorated Operating Costs as said term is used herein shall consist of all reasonable expenditures by Landlord to operate and maintain the building. All operating expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied. The term "Prorated Operating Costs" as used herein shall mean all reasonable expenses, costs and disbursements (excluding specific costs specially billed to and paid by individual tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the operation and maintenance of the building including by the way of illustration, the following:

            (i)  maintenance and security of the building, including a reasonable portion of the payroll taxes, insurance and employee benefits for personal hired for such tasks;

            (ii) all supplies and materials used in the operation and maintenance of the building;

            (iii) cost of all utilities for the building, including but not limited to the cost of water, power, heating, lighting, air conditioning, ventilation, sewer and wastewater;

            (iv) cost of all maintenance, reasonable building management costs (based on similar facilities in the area and to the extent that this management cost does not exceed 5% of the gross rents of the building) and any and all service agreements for the building therein, including, but not limited to, alarm and/or security service, janitorial service (if such service is used by tenant), window cleaning service, elevator maintenance and service, ground maintenance, rubbish removal service, snow removal service and any telecommunication and/or Internet service (installed and operated by the Landlord) if such services are used by tenant, but excluding brokerage fees, advertising and other costs associated with renting space in the building;

            (v) cost of all insurance relating to the building. including the cost of casualty and liability insurance applicable to the building and Landlord's personal property used in connection therewith;

            (vi) cost of repairs, replacements and general maintenance of building;

            (vii) all Real Estate Taxes for the building at the rate to be assessed on the completed building and assessments and special assessments imposed upon the building by any and all governmental bodies or authorities, and all charges specifically imposed in lieu of such taxes;

            (viii) Notwithstanding to the contrary contained in this lease, the following shall not be included within Prorated Operating Costs:

                (a) Attorney Fees (Excluding Sections 14 and 17) leasing commissions, advertising, promotional expense and any other fees, expenses, services or costs associated with negotiations and/or disputes and any services with other tenants or improvements with prospective tenants of the building or property.

                (b) Any depreciation on the building or property.

                (c) Costs incurred due to Landlord's violation of any terms or conditions of this Lease or any other lease relating to building or property.

                (d) Overhead profit increments paid to Landlord's subsidiaries or affiliates for management or other services on or to the building for supplies or materials to the extent that the costs of the services, supplies or materials exceeds the cost that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a Competitive basis.

                (e) All interest, loan fees, and other carrying costs related to any mortgage or deed of trust.

                (f)  Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord.

                (g) Costs of repairs or other work occasioned by fire, windstorm or other casualty paid by insurance proceeds, tenant or other third parties.

                (h) The cost of correcting any building code or other violation which were violations prior to the Commencement Date.

                (i)  The cost of containing, removing, or otherwise remediating any contamination of the Property (including the underlying land and ground water) by any toxic or hazardous materials (including, without limitation, asbestos and "PCB's) where such contamination was not caused by Tenant.

                (j)  Any costs, fines or penalties due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Property, or due to Landlord's gross negligence or willful misconduct, unless fined was imposed on Landlord because of Tenant violations.

        (c) Landlord shall, as soon as practical after the end of each calendar year, furnish to tenant a written statement showing in detail Landlord's Prorated Operating Costs for the proceeding calendar year and for the Base Year (1999), if they are not the same, and showing the amount if any of any increase in the rent due from tenant for such calendar year. In the event this Lease shall commence on any date other than the first day of a calendar year, tenant's proportionate share shall be adjusted proportionately to the time that tenant occupies the premises. In addition to the monthly rental payment next following tenants receipt of such statement, tenant shall pay to Landlord an amount equal to the sum of the rental adjustment for the entire preceding calendar year (or a portion thereof, if tenant occupied the premises only part of the year) and 1/12th of the rental adjustment for the then present calendar year (calculated by taking 1/12th of the adjustment for the preceding calendar year). Subsequent monthly rental payments shall be increased by 1/12th of the rental adjustment for said preceding calendar year. Tenant shall within 90 day's after receipt of Landlord's statement setting forth actual Landlord's Prorated Operating Costs and Real Estate Taxes (the "Statement"), Tenant shall have the right to audit at landlord's local offices, at Tenant's expense, Landlord's accounts and records relating to Landlord's Prorated Operating Expenses, and Real Estate Taxes. Such audit shall be conducted by a certified public account approved by the Landlord, which approval shall not be unreasonably withheld. If such audit reveals that Landlord overcharged Tenant, the amount overcharged shall be paid to Tenant within 30 days after audit is concluded.

        (d) Notwithstanding anything contained in this Section 4, the rent payable by tenant shall in no event be less than the base rent as specified in Section 1. (above).

    5.  SECURITY DEPOSIT.

    Concurrently with the execution of this Lease, tenant has deposited with Landlord the sum of $38, 115.00 for the following purposes:

        (a) $18,150.00 on account for first monthly rent reserved.

        (b) $19,965.00 as security for the payment by tenant of the rent herein agreed to by paid, and for the faithful performance of all the terms, conditions and covenants of this Lease. Landlord shall have the right to use said deposit, or so much thereof as necessary, in payment of any rental in default as aforesaid and in reimbursement of any expense incurred by Landlord and in payment of any damages incurred by Landlord by reason of tenant's default; or at the option of Landlord, the same may be retained by Landlord. In such event, on written demand of Landlord, tenant shall forthwith remit to Landlord a sufficient amount in cash to restore said deposit to its original amount. In the event said deposit. has not been utilized as aforesaid, said deposit, or as much thereof as has not been utilized for said purposes, shall be refunded to tenant, without interest, upon full performance of this Lease by tenant within 60 days of expiration of the Lease. Landlord shall have the right to co-mingle said deposit with other funds of Landlord. Landlord may deliver the funds deposited herein by tenant to any purchaser of Landlord's interest in the leased premises in the event such interest be sold, and Landlord shall thereafter be discharged from further liability with respect to such deposit. Said deposit shall not be considered as liquidated damages, and if claims of Landlord exceed said deposit, tenant shall remain liable for the balance of such claims.

    6.  LIABILITY INSURANCE.

    Tenant shall provide and maintain public liability insurance and property damage insurance in standard form with bodily limits of $1,000,000.00 as to any one person and $1,000,000.00 as to more than one person in any one accident with property damage limits of $500,000.00. Tenant shall furnish Landlord annually with a Certificate of Insurance and shall name Landlord as an additional insured on said Certificate. Tenant shall not hold or attempt to hold Landlord liable for any injury or damage, either proximate or remote, occurring through or caused by any repairs, alterations, injury or accident to adjacent premises or other parts of the premises not herein demised or by reason of the negligence or default of other person or persons; nor shall tenant hold or attempt to hold Landlord liable for any injury or damage occasioned by defective electric wiring, or the breakage or stoppage of plumbing or sewerage upon the premises or upon adjacent premises, whether said breakage or stoppage results from freezing or otherwise. Tenant is responsible for their own Personal Property Insurance and Workmen Compensation Insurance (if required by law).

    7.  CONDITION OF PREMISES.

        (a) Tenant shall use The premises for general office purposes and shall not use or permit the premises to be used for any other purpose without written permission of Landlord.

        (b) Tenant shall not store or display items outside of the premises. The outside area is specifically intended for parking, loading and unloading for the premises. Tenant shall keep the premises clean and free from obstructions.

        (c) Tenant shall neither permit or cause the premises or the walls or floors thereof, to be endangered by overloading nor permit or cause the premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous.

        (d) Tenant shall use the premises solely for the purposes of a software development company or similar purposes.

    8.  OCCUPANCY OF PREMISES.

        (a) The premises shall be made available to tenant at the commencement of the Lease term in a clear condition with all work completed and/or necessary repairs having been made. If for any reason the premises shall not be ready or available for occupancy at the commencement of the Lease term, this Lease shall nevertheless continue in full force and effect; and tenant shall have no right to rescind, cancel or terminate the same for a period of 90 days (December 1st, 1998). If occupancy is not available by September 15 1998, once occupied the tenant's rent will be credited for the number of days of delay. (Acts of God excepted). The Premise is available when a Certificate of Occupancy is issued. Landlord shall not be liable for damages, if any, sustained by tenant on account of failure to obtain possession at the date specified for commencement of the term herein, and in such event the rent for the premises shall not commence until the premises are available and ready for occupancy. Occupancy of the premises by tenant shall be deemed acceptance of the premises by tenant in good suitable condition and acknowledgment of completion in full accordance with the provisions hereof unless otherwise agreed to by Landlord and tenant.

        (b) At the expiration of this Lease, tenant shall surrender and deliver up the premises in a good order and condition as when the same was entered upon, loss by casualty, inevitable accident, or ordinary wear and tear excepted.

        (c) Notwithstanding anything to the contrary in this Lease, Landlord warrants as can be reasonably defined that on commencement of the Lease term, (a) the Premises shall comply with all laws, codes, ordinances and other governmental requirements then applicable to the Premises and the building and/or complex in which the Premises are located, (b) the Premises, including the improvements and equipment therein, shall be in good working order, condition, and repair, and (c) the Premises, the building and/or complex in which the Premises are located, and the land and groundwater thereunder, shall be free of contamination by any petroleum, asbestos, "PCB's" or radioactive materials or any other hazardous or toxic substances then regulated by any applicable local, state or federal law. In the event of any breach of any of the foregoing warranties, Landlord shall promptly rectify the same at it's sole expense and shall indemnify, defend and hold Tenant harmless from and against any damages, liability, suites, losses, claims actions, costs or expenses (including attorney's fees and consultants' fees and costs suffered by Tenant in connection with any such breach.

    9.  LEASE RENEWAL.

    It is mutually agreed that no later than 180 days prior to the expiration of this Lease, Landlord shall present a renewal lease to tenant. If for any reason a lease renewal cannot be executed, tenant will allow Landlord to post "lease availability" signs on building directory and allow Landlord to show prospective tenants the premises with one business day's notice during normal business hours 90 days prior to lease termination. Landlord's right pursuant to this paragraph 9 shall be subject to the condition that exercise of any such rights shall not be unreasonably interfere with Tenant's use of the Premises.

    10. MAINTENANCE AND REPAIR.

        (a) As in accordance with Paragraph 4, Landlord shall make and pay for all necessary repairs and maintenance of the demised premises, including, but not limited to, the roof, exterior walls, foundation, parking lot, grounds, common areas of the building, plumbing, HVAC system, elevator, electrical system, Internet Server (installed and maintained by Landlord). Landlord shall promptly maintain and make such repairs, subject to delays caused by strikes, fires, accidents, acts of God, orders of military, civil or governmental authority; or any other causes beyond the control of Landlord.

        (b) Landlord, will cause the following:

            (i)  Snow removal from parking lot and walkways as necessary.

            (ii) Trash removal from building disposal unit located in parking lot.

            (iii) Janitorial service, five days a week, Holidays excluded.

            (iv) Exterior window washing as necessary.

            (v) To supply restrooms with paper towels, tissues and hand soap.

            (vi) To supply bulbs, tubes and ballast for tenant, weekends and Holidays excluded.

        (c) Tenant may be required to make and pay for any such repairs or maintenance to the premises and/or Common Areas of building, parking lot and grounds which becomes necessary by reason of the act of negligence of tenant, its agents, licensees, servants, employees or customers if the repairs or maintenance are not covered by the insurance Landlord and tenant are required to carry under Section 6 of this Lease.

    11. RULES AND REGULATIONS.

      (a)  Changes:  These rules and regulations may be added to or amended from time to time at Landlord's reasonable discretion. Such reasonable additions or amendments shall become effective when reduced to writing and communicated to tenant.

      (b)  Smoke Free:  The entire building and, including the leased premises is considered SMOKE-FREE. The door entry ways are SMOKE- FREE. Landlord shall designate a Smoking Area and at Landlord's discretion may relocate Smoking Area. Tenant and tenant's invitee's shall refrain from smoking of any kind except in the designated Smoking Area.

      (c)  Signs:  No signs, notices, advertisements or other inscriptions shall be placed upon the interior and/or exterior of the premises by tenant without written permission of Landlord, which shall not be unreasonably withheld.

      (d)  Parking:  Tenant's employee and customer parking is authorized in the general parking area of the building. There is no overnight parking of non-operational vehicles. All vehicles that are on the lot must be in operating condition, which includes a functional engine, tires and current tags. Landlord shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to the parking area, and tenant agrees to abide by and conform to said rules and regulations. Landlord reserves the right to assign parking spaces for tenant use. In such event, parking spaces shall be reserved for tenant in a percentage at least equal to tenant's proportionate share. Landlord is not responsible for damage or theft of tenants vehicles or tenant's invitee's vehicles. Bicycles are not permitted in the building at any time. Bicycles are allowed only on the bicycle rack and are not permitted to be attached or locked anywhere in the building, parking lot and grounds. Landlord is not responsible for theft or damage to bicycle. The Landlord does not warrant the security of the bicycle rack. Throughout the term of this lease and any extensions thereof, Tenant shall be entitled to use 45% of the general parking area of the building free of charge.

      (e)  Animals:  Except for Guide Dogs, animals are not permitted at any time in the building or on the grounds.

      (f)  Locks:  Tenant shall not attach any additional lock(s) on any door in the building without written consent of the Landlord, which shall not be unreasonably withheld.

      (g)  Moving:  Furniture, equipment, or supplies shall be moved in or out of the building only during such hours and in such a manner as may be reasonably prescribed by the Landlord. Tenant is solely responsible to any and all damage to building and grounds caused by tenant or tenant's invitee's during a moving processes. Tenant must inform Landlord if moving is required. If the elevator is to be utilized, Landlord will provide wall pads for the elevator. Tenant shall not utilize the elevator exclusively and shall not hinder the normal operation of the elevator.

      (h)  Weight:  No safe or article, the weight of which may constitute a hazard or danger to the building or its equipment shall be moved onto the premises.

      (i)  Noise:  Tenant shall refrain from loud noises and excessive television and/or radio volume that may disturb other tenants.

      (j)  Installation:  Tenant shall not install any antenna, satellite dish or other device of any kind on the exterior walls or building roof.

      (k)  Elevator-.  Landlord shall not be liable for any damages from the stoppage of the elevator for necessary or desirable repairs or improvements or delays of any sort or duration in connection with the elevator service.

      (l)  Restrooms:  The restrooms and other water fixtures shall not be used for any other purposes other than that which they were intended, and any damage resulting from misuse on the part of the tenant or the tenant's invitees shall be payable to Landlord. No person shall waste water by interfering with faucets or valves.

      (m)  Modification and Service Approval:  Tenant shall have the right, at tenant's sole expense to make changes or alterations to the premises; provided, however that in all cases any such changes or alterations shall be made subject to the following conditions, which the tenant agrees to observe and perform;

            (i)  Tenant shall make no material alterations in or additions or repairs to the premises without first obtaining written consent of Landlord, which consent shall not be unreasonably withheld, and tenant shall notify Landlord at least ten (10) business days in advance of any alterations in or repairs or additions to the premises which tenant proposes to me . Tenant shall post notice pursuant to the Colorado Mechanics Lien Act so that any lien recorded against the property of which the premises are a part does not attach to Landlord's Interest. Tenant shall coordinate any work it proposes to perform upon the premises with Landlord in order to prevent a disruption of the building's operation.

            (ii) All such alterations, additions or improvements shall be made at tenant's sole cost and expense and except for furniture and trade fixtures, shall become the property of the Landlord and shall be surrendered with the premises, as part thereof, at the end of the term hereof. Landlord may, by written notice to tenant given at least sixty (60) days prior to the end of the term, require tenant to remove all such improvements installed by the tenant and to repair any damage to the Premises from such removal. Tenant shall construct such improvements, alterations or repairs in conformance with any and all applicable rules and regulations of any Federal, State, County, City, Municipal, Special District laws, code or ordinance. At least ten (10) days before the commencement of any such work, tenant agrees to provide Landlord with Lien Waivers from all persons performing such work and materialmen providing materials used in connection therein. In the event tenant orders any construction, alterations, decorating or repair work directly from Landlord, the charges for such work shall be payable to Landlord upon satisfactory completion of such work. If not paid when invoiced, such nonpayment shall be deemed an event of default hereunder. Tenant's contractors and invitee's shall comply with Landlord's rules and regulations. Tenant is solely responsible for any damage caused to building and grounds by tenant's contractors and invitee's.

      (n)  Utilities:  Landlord is not responsible, and tenant shall not hold Landlord responsible for any disruptions of utilities. Landlord is not responsible for any damage and/or loss to computers, computer related equipment, electronic equipment, office machines, telecommunication equipment, data and/or data storage equipment.

      (o)  Compliance:  Tenant covenants to comply with all lawful orders, regulations, building codes and requirements issued by Federal, State, County or Municipal governments, or any department or division thereof, insofar as the same are applicable to tenant's possession and occupancy of the Premises. Tenant shall not use the premises for any unlawful, improper or questionable purposes whatsoever, and shall keep the premises in a clean and sanitary condition. Tenant shall neither permit nor cause any disorderly conduct, noise, or nuisance whatsoever about the premises which would have tendency to annoy or disturb the tenants of adjacent premises. Landlord agrees to take all actions necessary to insure that the building and common areas comply with all Federal, State, County or Municipal rules and regulations that apply to the building.

    12. SUBLETTING.

    Tenant shall have the right to sublet all or part of the premises with the written consent of Landlord, provided that tenant shall remain liable for the payment of rent and for the performance of the covenants contained herein, for the balance of any term. Landlord consent will not be unreasonably withheld. Landlord shall provide written notification to tenant of the grant or denial of consent within ten days after receiving a request for consent. If Landlord denies its consent, written notification shall include a detailed explanation for the denial.

    13. RENEWAL AND HOLDING OVER.

    It is mutually agreed that if after the expiration of the Lease, tenant remains in possession of said premises, and continues to pay rent with written agreement with the Landlord as to such possession, then tenant shall be regarded as a tenant from month to month at a monthly rental, payable in advance, at a rate of 150% of the last monthly installment hereunder, and subject to all the terms and provisions of this Lease.

    14. DEFAULT.

    It is expressly understood and agreed by the parties hereto, that if the rent above reserved, or any part hereof, shall be, in arrears, then Tenant has three business days to cure default after Tenant receives written notice from Landlord or if tenant shall fail to perform any of the covenants or agreements herein contained which are to be kept by tenant, tenant shall be deemed to be in default of this Lease. In such event it shall and may be lawful for Landlord to declare said term ended, and enter into the premises, or any part thereof, either with or without process of law, and tenant or any person or persons occupying the same, to expel, remove, and to put out, using such force as may be necessary in so doing, without being liable to prosecution or in damages therefore, and the premises again to repossess and enjoy as in the first and former estate of Landlord. And, if at any time said term shall be ended as aforesaid or in other way, tenant hereby covenants and agrees to surrender and deliver up the premises peaceably to Landlord, immediately upon the termination of said term, and if tenant shall remain in the possession of the same after the termination thereof, tenant shall be deemed guilty of forcible detainer of said premises under the Statute, hereby waiving all notice, and shall be subject to eviction and removal, forcibly or otherwise, with or without process of law, as above stated. The remedies of Landlord herein shall be in addition to all other remedies allowed by law. Should Landlord elect to re-enter it may either terminate this Lease or it may from time to time, without terminating this Lease relet said premises. Upon each such reletting, all rentals and other sums received by Landlord from such reletting shall be applied first, to the payment of debt other than rent due Landlord; second, to costs and expenses of reletting; third, to past due payment of future rent as the same may become due and payable hereunder. No such entry or taking possession of said premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

    15. INSOLVENCY.

    This Lease is made by and between the parties hereto with the express understanding and agreement that, in the event tenant becomes insolvent, or is declared bankrupt, then, in either event, Landlord may declare this Lease ended, and all rights to tenant hereunder shall thereupon terminate and cease.

    16. ABATEMENT.

        (a) It is agreed that if, during the term of this Lease, the premises shall be subject to commendation or so damaged by fire or other casualty, not arising from the fault or negligence of the tenant, or those in its employee, so that the premises shall thereby be rendered unfit for use or occupancy, then the rent herein reserved or a just proportionate part thereof, according to the nature and extent of the damage which has been sustained, shall be abated until the premises shall have been duly repaired and restored, which work of repair and restoration shall be done with all reasonable diligence.

        (b) In case the premises shall be substantially condemned or destroyed, so that the premises are not repaired or restored within 120 days, the rent shall be abated in accordance with Section 16(a) provided, however, the Landlord or tenant shall have the right to cancel this Lease and end the term hereof, and all further obligations upon the part of either party hereto, shall cease and the estate hereby created shall thereupon terminate.

    17. ATTORNEY'S FEES.

    In the event the Landlord or Tenant find it necessary to pursue litigation for resolution hereunder, then the prevailing party shall be entitled to recovery of all reasonable costs incurred including attorney's fees. The laws of Colorado shall apply.

    18. SUBORDINATION.

    This Lease is subject and subordinate to all present mortgages or Deeds of Trust affecting the real estate on which the building is located and the building of which the premises forms a part, and to all renewals or extensions thereof, and to any mortgage or Deed of Trust which may hereafter be executed affecting the same; provided, however, that such transactions shall not affect tenant's right to occupy the premises if tenant is not in default hereunder.

    19. AMENDMENT OR MODIFICATION OF LEASE.

    Tenant and Landlord acknowledge and agree that each has not relied upon any statements, representations, agreements or warranties, except such as are expressed herein, and that no amendment or modification of this Lease shall be valid or binding unless expressed in writing and signed by the parties hereto.

    20. SEVERABILITY.

    Should any provision of this Lease be declared invalid by any present or future laws effective during the term of lease or by a court of competent jurisdiction, the remaining provisions hereof shall remain in full force and effect.

    21. SUCCESSORS AND ASSIGNS.

    Except as otherwise provided in Section 12 hereof, the terms and conditions of this Lease shall be binding upon and shall inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

    22. SALE OF TENANT BUSINESS.

    In the event that tenant and/or Guarantor ceases to own more than 50% of the voting stock of tenant, the new majority owner(s) are hereby obligated to assume the lease as tenant and Guarantor. Landlord must be notified promptly of said event.

    IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this 4th day of June 1998.

LANDLORD:		TENANT:
By:	/s/ Burger Investments F.L.P. Address: Box 100 Littleton, CO 80160	By:	/s/ Advanced Software Technologies, Inc. Address: 8955 S. Ridgehouse #1500 Highlands Park, CO 80126

Amendment A

I)	Burger Investments F.L.P. is the Landlord and Advanced Software Technologies, Inc. is the tenant under a Lease dated June 4th 1998 for Suite 102, 7851 South Elati Street, Littleton Colorado (the "Lease"). Landlord and tenant hereby agree to amend the Lease, effective June 4th 1998 as follows:
II)
As further security for the performance of tenant's obligations under this Lease, tenant shall maintain in effect at all times during this Lease an irrevocable letter of credit for the benefit of Landlord. The original amount of the L.O.C. will be $50,000.00 at signing of the lease, expiring on July 3, 1998. On or before July 2, 1998, tenant will replace the $50,000.00 L.O.C. with a $175,000.00 L.O.C. Both letter are subject to the terms and conditions that if the July 2nd 1998 deadline is not met, the lease will be deemed in default. The term of the $175,000 letter of credit shall correspond to the term of the Lease and any extensions. If Advanced Software Technologies, Inc. can provide audited statements showing profitability for 8 consecutive quarters, the letter of credit may be withdrawn.
III)
Landlord shall not make a draw request under the LOC unless tenant fails to perform as provided in Section 14 of the Lease and does not cure this nonperformance within 3 days after receiving written notice thereof from Landlord, except as stated in Paragraph 2 (above).
IV)
The aggregate amount drawn by Landlord under the LOC for any nonperformance under the Lease shall not exceed the amount of documented direct damages and opportunity costs actually incurred by Landlord at the time of the request as a result of the nonperformance. However, if tenant is in default under the Lease and leaves the premises vacant, Landlord shall be entitled to withdraw the entire balance of the LOC, except as stated in Paragraph 2 (above).
V)
Tenant shall transfer the LOC to benefit a party succeeding Landlord's interest under the Lease if the successor signs a written agreement assuming all of Landlord's obligations under the Lease as amended.

Amendment B

    Attached to this lease is the floor plan that Landlord will build out at Landlord expense.

Burger Investment F.L.P.		Advanced Software Technologies, Inc.
By:	/s/	By:	/s/

AN AMENDMENT

June 18, 1998

    As per Section 19 of a lease dated June 4th 1998, between Burger Investments F.L.P. and Advanced Software Technologies, Inc. for the leased premises at 7851 South Elati Street, Suite 102, Littleton, Colorado 80120.

    Whereas: The Lessor is now A & S Burger Investments, LL.

All other terms and conditions of said lease remain the same.

/s/ A & S Burger Investments L.C.	/s/ Advanced Software Technologies, Inc.

Amendment C

I)	A&S Burger Investments, LLC ("Landlord') and Advanced Software Technologies, Inc. ("Tenant"), have a lease agreement dated June 4th 1998 for 7851 South Elati Street, Suite 102, Littleton, Colorado ("Lease"), and hereby agree to amend the Lease as follows, effective as of the date of execution below.
II)	The requirement for the Letter of Credit under the Lease is hereby removed, and Amendment A to the Lease is hereby also removed.
III)	Section 5 of the Lease shall be amended to hereby include the following item c:

(c) Upon the date of execution of this amendment below, $72,600 shall be paid as additional security deposit. This security deposit will be released back to the tenant within ten (10) business days, i) in the event a personal guaranty for the amount of the remaining lease obligation is provided (subject to financial approval by the Landlord); ii) if Amendment A to the Lease is reinstated, and a Letter of Credit in the amount of $175,000 is provided; iii) if the Tenant can provide audited statements showing profitability for 8 consecutive quarters; iv) or at the end of the lease obligation.
A&S Burger Investment, LLC		Advanced Software Technologies, Inc.
By:	/s/	By:	/s/
Date:	7/12/00	Date:	7/12/00

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LEASE FOR 7851 SOUTH ELATI STREET
AN AMENDMENT